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                                                                  EXHIBIT 10.216

                                                                   April 5, 2002



To: Holders of the Warrants expiring November 28, 2002 ("Warrants") of Wilshire Technologies, Inc. (the "Company" or "Wilshire")

Re: Change in Warrant Exercise Price and in number of shares issuable on exercise.


Dear Wilshire Warrant Holder:

        Because Wilshire sold or issued additional shares, options or other share equivalents, a further adjustment was made in the Warrant Exercise Price and in the number of shares issuable on exercise of a Warrant. The adjustment was made pursuant to Section 10 of the Warrant Agreement dated as of November 24, 1997 between Wilshire and American Stock Transfer & Trust Company as Warrant Agent, under which the Warrants were issued in November of 1997.

        The original Warrant Exercise Price was $2.33. As we informed you in our March 28, 2001 letter, this price was adjusted downward from $2.33 to $1.39. The current adjustment further reduces the Exercise Price to $0.6475. AS A RESULT, A WARRANT CERTIFICATE THAT ORIGINALLY ENTITLED YOU TO PURCHASE E.G. 100 SHARES AT $2.33 PER SHARE NOW ENTITLES YOU TO PURCHASE 359.85 SHARES (100 x 2.33/0.6475) AT $0.6475 PER SHARE, FOR THE SAME TOTAL EXERCISE PRICE OF $233.

        We suggest that you keep this letter with your Warrant Certificate as a reminder of this change in the Warrant Exercise Price and in the number of shares issuable on exercise.

        Except as set forth above, the terms and conditions of the Warrants remain in full force and effect.

        Pursuant to Section 10.1(g) of the Warrant Agreement, we enclose a statement of the facts requiring the adjustments, the computation by which the adjustments were made and a Certificate of BDO Seidman, LLP, Wilshire's Independent Certified Public Accountants.

        Pursuant to Section 12(c) of the Warrant Agreement, we also enclose Wilshire's Proxy Statement dated April 4, 2002 and the Annual Report to Stockholders for Wilshire's fiscal year 2001.



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        The market prices of Wilshire's common stock during the fiscal years ended November 30, 2000 and 2001 are shown in Item 5 of the Report on Form 10-KSB included in the Annual Report. On March 28, 2002, the bid and asked prices for the common stock were $0.13 and $0.14, respectively. There is no market for the Warrants.

        If you have any questions with regard to these matters, please contact the Transfer and Warrant Agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, Attention: Mr. Joe Alicia (718) 921-8210.


                                        Sincerely,

                                        WILSHIRE TECHNOLOGIES, INC.


                                        By /S/ Kevin T. Mulvihill
                                           -------------------------------------
                                           Kevin T. Mulvihill
                                           President & Chief Executive Officer